Exhibit 10.1

AMENDMENT NO. 1 TO EARNOUT AGREEMENT

This Amendment No. 1 to Earnout Agreement (this “Amendment”) is made and entered into as of February 9, 2006 by and among MICRONETICS, INC., a Delaware corporation (“Micronetics”); STEALTH MICROWAVE, INC., a Delaware corporation (“Stealth”); and Stephen N. Barthelmes Sr., Stephen N. Barthelmes Jr., and Brian E. Eggleston as the representatives of the Sellers (the “Sellers’ Committee”).

Recitals

A. The parties hereto are parties to a certain Earnout Agreement dated June 10, 2005 (the “Earnout Agreement”) entered into in connection with the acquisition by Micronetics of all of the outstanding capital stock of Stealth. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Earnout Agreement.

B. The Earnout Agreement provides for the payment to the Sellers of certain payments designated as “Performance Earnouts” in the event that certain levels of Actual Pre-Tax Income of Stealth are met for the First Earnout Period and for the Second Earnout Period.

C. The parties hereto have agreed that, as of December 31, 2005, the Actual Pre-Tax Income of Stealth has reached a level which would entitle the Sellers to be paid the maximum Performance Earnout provided for in respect of the First Earnout Period, and that, despite the fact that the First Earnout Period has not yet expired, the Sellers should be paid the maximum Performance Earnout for such period currently without waiting until the expiration of the First Earnout Period (subject to possible adjustment as hereinafter provided).

D. The parties hereto have additionally agreed that the First Earnout Period should be changed to the period commencing on April 1, 2005 and ending on December 31, 2005 and that the Second Earnout Period should be changed to the period commencing on January 1, 2006 and ending on March 31, 2007.

E. The Sellers’ Committee is authorized to enter into this Amendment and to bind all of the Sellers hereby pursuant to the provisions of Section 11.1 of the Stock Purchase Agreement and Section 5.5 of the Earnout Agreement.

NOW THEREFORE, for and in consideration of the foregoing and the covenants and provisions contained herein, and intending to be legally bound hereby, Micronetics, Stealth, and the Sellers’ Committee agree as follows:

I.	Change of Earnout Periods.

1. Notwithstanding the provisions of Section 1.1 of the Earnout Agreement, the parties hereto agree that the First Earnout Period shall be the period commencing on April 1, 2005 and ending on December 31, 2005 (the “New First Earnout Period”) instead of the period commencing on April 1, 2005 and ending on March 31, 2006, as set forth in Section 1.1 of the Earnout Agreement and in Exhibit A thereto (the “Original First Earnout Period”), and that the Second Earnout Period shall be the period commencing on January 1, 2006 and ending on March 31, 2007 (the “New Second Earnout Period”) instead of the period commencing on April 1, 2006 and ending on March 31, 2007, as set forth in Section 1.1 of the Earnout Agreement and in Exhibit A thereto.

II.	First Performance Earnout.

1. Notwithstanding the provisions of Sections 1 and 2 of the Earnout Agreement, the parties hereto agree that the Actual Pre-Tax Income of Stealth for the New First Earnout Period exceeded $2,100,000 (subject to the provisions of Section II.2.c. hereof), and that rather than waiting until after the close of the Original First Earnout Period as originally provided in the Earnout Agreement the Sellers shall be paid the maximum amount of the Performance Earnout in respect of the New First Earnout Period, being an aggregate of $1,800,000 (the “First Performance Earnout”).

2. a. In the event that, upon the completion of the annual audit of the books of Micronetics and its subsidiaries for the fiscal year ended March 31, 2006 , and based upon the results of such audit, Micronetics shall be of the opinion that the Actual Pre-Tax Income of Stealth for the New First Earnout Period was below $2,100,000, Micronetics may request that Micronetics’ accountants (who may be Micronetics Independent Registered Public Accounting Firm or other accountants selected by Micronetics for this purpose) prepare an income statement of Stealth for the New First Earnout Period and a statement setting forth a calculation of the Actual Pre-Tax Income of Stealth for the New First Earnout Period based upon the results of the annual audit (the “Post-Audit Earnout Statement”). Such Post-Audit Earnout Statement shall be prepared in accordance with the provisions of the third sentence of Section 2.1 of the Earnout Agreement. If such Post-Audit Earnout Statement prepared by Micronetics’ accountants reflects that the Actual Pre-Tax Income of Stealth for the New First Earnout Period equals or exceeds $2,100,000, there will be no further adjustment of the amount of the First Performance Earnout.

b. If, on the other hand, the Post-Audit Earnout Statement prepared by Micronetics’ accountants reflects that the Actual Pre-Tax Income of Stealth for the New First Earnout Period is below $2,100,000 (such amount being hereinafter referred to as the “New Actual Pre-Tax Income”), Micronetics may notify the Sellers’ Committee of such determination, and the Sellers’ Committee’s accountants shall be afforded the opportunity, at the expense of the Sellers, to review the books of Stealth and the working papers of Micronetics’ accountants relating to the determination of the Actual Pre-Tax

Income of Stealth in order to make its own determination of the Actual Pre-Tax Income of Stealth for such period. Micronetics’ accountants and the Sellers’ Committee’s accountants shall attempt to reconcile any items with respect to the Post-Audit Earnout Statement as to which they are in disagreement. Any written resolution by such accountants of any such disputed items, and their joint determination of the Actual Pre-Tax Income of Stealth for the New First Earnout Period shall be final, binding and conclusive on the parties. If any such written resolution by such accountants does not resolve all such disputed items such items that remain in dispute shall be submitted for resolution to an Independent Accounting Firm in the manner provided for in Section 2.4 of the Earnout Agreement, and the determination of the Independent Accounting Firm shall be final and binding on the parties hereto as provided therein.

c. If, upon the resolution of any disputed items relating to the Post-Audit Earnout Statement, it shall be finally determined that the Actual Pre-Tax Income of Stealth for the New First Earnout Period is below $2,100,000, the amount of the Performance Earnout in respect of the First Earnout Period shall be recalculated based on the New Actual Pre-Tax Income as finally determined, and the amount by which the Performance Earnout as so recalculated shall be less than $1,800,000 shall be credited against any additional Performance Earnout (the “Second Performance Earnout”) which shall be payable to the Sellers in respect of the New Second Earnout Period (subject to the provisions of the next succeeding sentence). Notwithstanding the foregoing, in the event that the Actual Pre-Tax Income for the New Second Earnout Period shall be finally determined to exceed $2,350,000, (a) the amount of such excess shall be added to the New Actual Pre-Tax Income of Stealth for the First Earnout Period as finally determined, (the sum of such two amounts being hereinafter referred to as the “Adjusted Pre-Tax Income”), (b) the amount of the Performance Earnout for the New First Earnout Period shall be recalculated based on the Adjusted Pre-Tax Income (the “Adjusted Performance Earnout”), and (c) the amount, if any, by which the Adjusted Performance Earnout as so recalculated shall be less than $1,800,000 shall be credited against the Second Performance Earnout. If the Adjusted Performance Earnout as so recalculated shall equal or exceed $1,800,000, there shall be no credit applied against the Second Performance Earnout.

d. If, upon resolution of any disputed items relating to the Post-Audit Earnout Statement, it shall be finally determined that the Actual Pre-Tax Income of Stealth for the New First Earnout Period equals or exceeds $2,100,000, Micronetics shall reimburse the Sellers for the reasonable costs and expenses of the Sellers’ Committee’s accountants incurred pursuant to this Section II.

e. The parties agree to use their best efforts to resolve any dispute as to the New Actual Pre-Tax Income of Stealth as expeditiously as possible, it being agreed, however, that in no event shall the Second Performance Earnout be payable to the Sellers unless and until any dispute between the parties as to the Actual Pre-Tax Income of Stealth for the New First Earnout Period shall be resolved and the amount of any credit against the Second Performance Earnout shall be finally determined as set forth in Section II.2.c. above.

III.	Second Performance Earnout.

1. The provisions of Sections 1, 2, and 3 of the Earnout Agreement, as amended by Sections I and II.2.c. of this Amendment, shall govern the determination and payment of the Second Performance Earnout in respect of the New Second Earnout Period, including the timing of such payment.

IV.	General.

1. The First Performance Earnout and the Second Performance Earnout shall be paid to the Sellers from funds on hand at Stealth, to the extent that such funds shall be available and sufficient to cover such payments (with the balance, if any to be paid by other funds of Micronetics), it being agreed that the payment of such amounts to the Sellers from funds at Stealth shall not constitute an Acceleration Event, regardless of the amount of Stealth’s remaining cash reserves after giving effect to the payment of the First Performance Earnout or the Second Performance Earnout, as the case may be. The payment of the First Performance Earnout shall be made in full to the Sellers’ Committee in accordance with the provisions of Sections 1.1 and 1.2 of the Earnout Agreement within thirty (30) days after the date of this Agreement.

2. The parties agree that this Amendment and the change of the First Earnout Period and the Second Earnout Period provided for herein shall be applicable only to the Earnout Agreement and shall not affect the terms of any other agreement entered into in connection with the Stock Purchase Agreement.

3. The Earnout Agreement, as amended and supplemented by this Amendment, is hereby confirmed and shall continue in force and effect.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first above written.

MICRONETICS, INC.		STEALTH MICROWAVE, INC.

By:	/S/ DAVID ROBBINS	By:	/S/ STEPHEN N. BARTHELMES, JR.
	Name: David Robbins Title: President		Name: Stephen N. Barthelmes, Jr. Title: President

SELLERS’ COMMITTEE:

/S/ STEPHEN N. BARTHELMES, SR.
Stephen N. Barthelmes, Sr.

/S/ STEPHEN N. BARTHELMES, JR.
Stephen N. Barthelmes, Jr.

/S/ BRIAN E. EGGLESTON
Brian E. Eggleston

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